EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Polaris Industries Inc. 2007 Omnibus Incentive Plan of our reports dated February 20, 2015, with respect to the consolidated financial statements and schedule of Polaris Industries Inc., and the effectiveness of internal control over financial reporting of Polaris Industries Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
October 27, 2015